                                                                  Exhibit (3)(f)


                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                      CITY NATIONAL BANCSHARES CORPORATION

TO: THE DEPARTMENT OF TREASURY
    STATE OF NEW JERSEY

Pursuant to the provision of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation.

     1.   The name of the corporation is City National Bancshares Corporation.

     2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the corporation on the 22nd day of September 2005, pursuant to authority vested in it by the Certificate of Incorporation:

          RESOLVED, pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby classify 7,000 shares of preferred stock of the Corporation as a class designated MultiMode Series F Non-cumulative Redeemable Preferred Stock, and it is further

          RESOLVED, the terms of such MultiMode Series F Non-cumulative Redeemable Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption, all as set by the Board of Directors of the Corporation, is set forth in the attached Certificate of Designation establishing the MultiMode Series F Non-cumulative Redeemable Preferred Stock.

     3. The resolution was adopted by the Board of Directors at a meeting duly called and held on September 22, 2005, at which a quorum was present throughout.

     4. The Certificate of Incorporation of the corporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series are as stated in the resolution.

City National Bancshares Corporation

By: /s/EDWARD R. WRIGHT                     Date:  September 27, 2005
   ---------------------------------
Name:  Edward R. Wright
Title: Senior Vice President and CFO

                      CITY NATIONAL BANCSHARES CORPORATION
                           CERTIFICATE OF DESIGNATION

           MULTIMODE SERIES F NONCUMULATIVE REDEEMABLE PREFERRED STOCK

      There is hereby established a new series of preferred stock of City National Bancshares Corporation, a New Jersey Corporation (the "Corporation"), to which the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and other terms and conditions shall apply:

DESIGNATION AND NUMBER. A SERIES OF PREFERRED STOCK, DESIGNATED AS THE "MULTIMODE SERIES F NONCUMULATIVE REDEEMABLE PREFERRED STOCK" (THE "SERIES F PREFERRED STOCK"), IS HEREBY ESTABLISHED. THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK SHALL CONSIST INITIALLY OF 7,000 SHARES (THE "SHARES").

RANK. THE SERIES F PREFERRED STOCK WILL, WITH RESPECT TO DIVIDEND RIGHTS AND RIGHTS UPON LIQUIDATION (AS DEFINED IN SECTION 4(A)) OF THE CORPORATION, RANK
(A) SENIOR TO ALL CLASSES OR SERIES OF THE CORPORATION'S COMMON STOCK AND TO ALL EQUITY SECURITIES ISSUED BY THE CORPORATION THE TERMS OF WHICH PROVIDE THAT SUCH EQUITY SECURITIES SHALL RANK JUNIOR TO THE SERIES F PREFERRED STOCK, (B) ON PARITY WITH ALL EQUITY SECURITIES ISSUED BY THE CORPORATION OTHER THAN THOSE EQUITY SECURITIES REFERRED TO IN CLAUSE (A) OR (C) IN THIS SECTION AND (C) JUNIOR TO ALL EQUITY SECURITIES ISSUED BY THE CORPORATION THAT RANK SENIOR TO THE SERIES F PREFERRED STOCK IN ACCORDANCE WITH SECTION 6(E). THE TERM "EQUITY SECURITIES" SHALL NOT INCLUDE CONVERTIBLE DEBT SECURITIES.

DIVIDENDS. HOLDERS OF RECORD OF SERIES F PREFERRED STOCK SHALL BE ENTITLED TO RECEIVE, WHEN, AS AND IF DECLARED BY THE BOARD OF DIRECTORS OF THE CORPORATION (THE "BOARD OF DIRECTORS"), OUT OF FUNDS LEGALLY AVAILABLE THEREFOR, NONCUMULATIVE CASH DIVIDENDS AS DETERMINED IN THE FOLLOWING MANNER:

            (i) from and including September 29, 2005 to, but excluding, December 1, 2010, the dividend rate applicable to all outstanding Shares will be equal to 8.5325% per annum of the liquidation preference of such Shares; and

            (ii) on December 1, 2010 and on the Dividend Payment Date occurring in December every five years thereafter until redemption (each such date, an "Interest Rate Mode Reset Date"), the dividend rate applicable to all outstanding Shares for the period from, and including, such Interest Rate Mode Reset Date to, but excluding, the next succeeding Interest Rate Mode Reset Date or, if applicable, the Redemption Date (as defined in Section 5(a)) (each such period, a "MultiMode Period") will be reset, at the election of the Corporation, at a rate equivalent to either (A) a floating rate per annum of the liquidation preference of such Shares equal to LIBOR (as defined below), determined as specified below, for each Floating Rate Dividend Period (as defined below) in such MultiMode Period (each such MultiMode Period as to which clause (A) applies, a "Floating Rate MultiMode Period") or (B) a fixed rate per annum of the liquidation preference of such Shares equal to the Swap Rate (as defined below), determined as specified below, for such MultiMode Period (each such MultiMode Period as to which clause (B) applies, a "Fixed Rate MultiMode Period"), plus, in the case of clause (A) and clause (B), a spread equal to 3.97%. The Corporation shall be required to make such election by delivering written notice to the Calculation Agent and to all holders of record of Series F Preferred Stock not less than 30 days prior to each Interest Rate Mode Reset Date. Absent a valid election by the Corporation, the dividend rate applicable to all outstanding shares for the related MultiMode Period shall be determined in accordance with clause (A) above.

DIVIDENDS IN RESPECT OF THE SHARES SHALL BE PAYABLE QUARTERLY IN ARREARS ON MARCH 1, JUNE 1, SEPTEMBER 1 AND DECEMBER 1 OF EACH YEAR (EACH, A "DIVIDEND PAYMENT DATE"), COMMENCING DECEMBER 1, 2005. DIVIDENDS SHALL BE COMPUTED: (I) DURING ANY FIXED RATE DIVIDEND PERIOD (AS DEFINED BELOW), ON THE BASIS OF A 360-DAY YEAR CONSISTING OF TWELVE 30-DAY MONTHS AND (II) DURING ANY FLOATING RATE DIVIDEND PERIOD, ON THE BASIS OF A 360-DAY YEAR AND THE ACTUAL NUMBER OF DAYS ELAPSED IN SUCH FLOATING RATE DIVIDEND PERIOD.

            Notwithstanding anything to the contrary contained herein, during any Floating Rate Dividend Period, if any Dividend Payment Date other than a Redemption Date falls on a day that is not a Business Day (as defined below), then any dividends payable will be paid on, and such Dividend Payment Date will be moved to, the next succeeding Business Day, and additional dividends will accrue for each day that such payment is delayed as a result thereof. During any Fixed Rate Dividend Period, if any Dividend Payment Date falls on a day that is not a Business Day, then the dividends payable on such date will be paid on the next succeeding Business Day, and no additional dividends will accrue in respect of such payment made on such next succeeding Business Day.

            Dividends declared in respect of a Dividend Payment Date shall be payable to the holders of record of Series F Preferred Stock appearing in the stock records of the Corporation at the close of business on the applicable record date (whether or not a Business Day), which shall be a date designated by the Board of Directors for the payment of dividends that is not less than 10 nor more than 60 calendar days immediately preceding such Dividend Payment Date (each, a "Dividend Record Date").

            "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or Trenton are permitted or required by law, executive order or regulation to close.

            "Dividend Period" means (i) the period from, and including, the date of original issuance of the Shares to, but excluding, the initial Dividend Payment Date and (ii) thereafter, the period from, and including, the first day following the end of the preceding Dividend Period to, but excluding, the applicable Dividend Payment Date or, in the case of the last Dividend Period, the related Redemption Date.

            "Fixed Rate Dividend Period" means each Dividend Period in (i) the period from, and including, the date of original issuance of the Shares to, but excluding, December 1, 2010 and (ii) a Fixed Rate MultiMode Period.

            "Floating Rate Dividend Period" means each Dividend Period in a Floating Rate MultiMode Period.

            "LIBOR" for any applicable Floating Rate Dividend Period shall be determined by Wilmington Trust Company, as calculation agent (including any successor calculation agent, the "Calculation Agent"), in accordance with the following provisions:

            (i) On the second LIBOR Business Day (provided, that on such day commercial banks are open for business (including dealings in foreign currency deposits) in London (a "LIBOR Banking Day"), and otherwise the next preceding LIBOR Business Day that is also a LIBOR Banking Day) prior to the commencement of such Floating Rate Dividend Period (each such day, a "LIBOR Determination Date"), LIBOR shall equal the rate, as obtained by the Calculation Agent, for three-month U.S. Dollar deposits in Europe, which appears on Telerate (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions) page 3750 or such other page as may replace such page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News or any successor service ("Telerate Page 3750"). "LIBOR Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York or Wilmington, Delaware are authorized or obligated by law, executive order or regulation to be closed. If such rate is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such LIBOR Determination Date, the corrected rate as so substituted will be LIBOR for such LIBOR Determination Date.

            (ii) If, on such LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for three-month U.S. Dollar deposits in Europe (in an amount determined by the Calculation Agent) by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on such LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal the arithmetic mean of such quotations. If, on such LIBOR Determination Date, only one or none of the Reference Banks provide such a quotation, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that at least two leading banks in The City of New York (as selected by the Calculation Agent) are quoting on such LIBOR Determination Date for three-month U.S. Dollar deposits in Europe at approximately 11:00 a.m. (London time) (in an amount determined by the Calculation Agent). As used herein, "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent.

            (iii) If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR for such Floating Rate Dividend Period shall be LIBOR in effect for the immediately preceding Floating Rate Dividend Period (or, if the immediately preceding Dividend Period is not a Dividend Period within the applicable Floating Rate MultiMode Period, the dividend rate applicable to such Dividend Period), which will be replaced by the applicable LIBOR on the first day on which it can be determined as described above in clause (i) or clause (ii) (in that order of priority).

            "Swap Rate" for each Dividend Period in a Fixed Rate MultiMode Period shall be determined by the Calculation Agent, in accordance with the following provisions:

            (i) On the second Business Day prior to the commencement of such Fixed Rate MultiMode Period (each such day, a "Swap Determination Date"), the Swap Rate shall be the rate equal to (in the following order of priority):

                  (A) the "ask" rate for five-year U.S. Dollar swaps, expressed as a percentage, which appears on the Bloomberg Screen IRSB 18 Page (as defined below) at 11:30 a.m., New York City time, available on such Swap Determination Date;

                  (B) if the "ask" rate for five-year U.S. Dollar swaps
            described in clause (A) does not so appear on the Bloomberg Screen IRSB 18 Page on such Swap Determination Date, the Swap Rate will be the mid-market rate for five-year U.S. Dollar swaps, expressed as a percentage, which appears on the Telerate Page 19901 (as defined below) at 11:30 a.m., New York City time, on such Swap Determination Date;

                  (C) if the mid-market rate for five-year U.S. Dollar swaps described in clause (B) does not so appear on the Telerate Page 19901 on such Swap Determination Date, the Swap Rate will be a percentage determined by the Calculation Agent, based on the arithmetic mean of the mid-market rate for five-year U.S. Dollar Swap quotations provided by five leading primary securities dealers in The City of New York selected by the Calculation Agent, at approximately 3:00 p.m., New York City time, on such Swap Determination Date; if four or five of such dealers are quoting as described in this clause (C), the Swap Rate will be the arithmetic mean of such quotations, without regard to the quotations having the highest and lowest values; and if exactly three such quotations are provided, the Swap Rate will be the quotation remaining after disregarding the highest and lowest quotations; it being understood that for this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded; or

                  (D) if fewer than three dealers selected by the Calculation
            Agent are quoting as described in clause (C), the Swap Rate will be the Swap Rate determined on the immediately preceding Swap Determination Date (or, if the immediately preceding Dividend Period is not a Dividend Period within the applicable Fixed Rate MultiMode Period, the dividend rate applicable to such Dividend Period), which will be replaced by the applicable Swap Rate on the first day on which it can be determined as described above in clause (A), clause
            (B) or clause (C) (in that order of priority).

            "Bloomberg Screen IRSB 18 Page" means page IRSB 18 (or any other page as may replace such page) on the display of the Bloomberg service (or any successor service).

            "Telerate Page 19901" means page 19901 (or any other page as may replace such page) on the display of Moneyline Telerate Inc. (or any successor service).

            All percentages resulting from any calculations on the Shares will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

            On each LIBOR Determination Date and on each Swap Determination Date, the Calculation Agent shall notify, in writing, the Corporation of the applicable dividend rate that applies to the related Dividend Period. The Calculation Agent shall, upon the request of a holder of any Shares, inform such holder of the dividend rate that applies to the related Dividend Period. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Corporation and the holders of the Shares.

            The Corporation covenants that, for so long as any of the Shares remain outstanding, there shall at all times be a Calculation Agent engaged to perform the tasks of the Calculation Agent specified hereunder. In the event that the Calculation Agent resigns or is removed as Calculation Agent for the Shares, the Corporation shall appoint another leading bank that is knowledgeable about the London interbank and U.S. dollar swap markets to act as such in its place.

NO DIVIDEND ON THE SERIES F PREFERRED STOCK SHALL BE AUTHORIZED OR DECLARED OR PAID OR SET APART FOR PAYMENT BY THE CORPORATION IF AT SUCH TIME (I) THE TERMS AND PROVISIONS OF ANY AGREEMENT OF THE CORPORATION, INCLUDING ANY AGREEMENT RELATING TO ITS INDEBTEDNESS, PROHIBITS SUCH AUTHORIZATION, DECLARATION, PAYMENT OR SETTING APART FOR PAYMENT OR PROVIDES THAT SUCH AUTHORIZATION, DECLARATION, PAYMENT OR SETTING APART FOR PAYMENT WOULD CONSTITUTE A BREACH OR DEFAULT THEREUNDER OR (II) SUCH AUTHORIZATION, DECLARATION, PAYMENT OR SETTING APART FOR PAYMENT SHALL BE RESTRICTED OR PROHIBITED BY LAW.

            (b) EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE SHARES SHALL NOT BE ENTITLED TO ANY DIVIDENDS IN EXCESS OF THE FULL NONCUMULATIVE DIVIDENDS DECLARED THEREON. IN ADDITION, NO INTEREST, OR SUM OF MONEY IN LIEU OF INTEREST, SHALL BE PAYABLE IN RESPECT OF ANY DIVIDEND ON THE SERIES F PREFERRED STOCK THAT MAY BE IN ARREARS.

EXCEPT AS PROVIDED IN THE NEXT SUCCEEDING SENTENCE, IF ANY SHARES OF SERIES F PREFERRED STOCK ARE OUTSTANDING, NO DIVIDENDS OR OTHER DISTRIBUTIONS SHALL BE DECLARED OR PAID OR SET APART FOR PAYMENT, AND NO OTHER DIVIDEND OR DISTRIBUTION SHALL BE DECLARED OR MADE UPON, THE CORPORATION'S COMMON STOCK OR ANY OTHER EQUITY SECURITIES RANKING, AS TO DIVIDENDS OR UPON LIQUIDATION, ON PARITY WITH OR JUNIOR TO THE SERIES F PREFERRED STOCK UNLESS FULL DIVIDENDS ON THE SERIES F PREFERRED STOCK HAVE BEEN OR CONTEMPORANEOUSLY ARE DECLARED AND PAID OR DECLARED AND A SUM SUFFICIENT FOR THE PAYMENT THEREOF SET APART FOR THREE CONSECUTIVE DIVIDEND PERIODS, THE MOST RECENT OF WHICH IS THE THEN CURRENT DIVIDEND PERIOD, OR, IF THERE HAVE BEEN FEWER THAN THREE DIVIDEND PERIODS SINCE THE DATE OF ORIGINAL ISSUANCE OF THE SHARES, FOR EACH DIVIDEND PERIOD COMMENCING ON OR AFTER SUCH ORIGINAL ISSUANCE DATE. WHEN DIVIDENDS ARE NOT PAID IN FULL (OR A SUM SUFFICIENT FOR SUCH FULL PAYMENT IS NOT SO SET APART) UPON THE SERIES F PREFERRED STOCK AND ALL OTHER EQUITY SECURITIES RANKING, AS TO DIVIDENDS, ON A PARITY WITH THE SERIES F PREFERRED STOCK, ALL

DIVIDENDS DECLARED UPON THE SERIES F PREFERRED STOCK AND ANY OTHER EQUITY SECURITIES RANKING, AS TO DIVIDENDS, ON A PARITY WITH THE SERIES F PREFERRED STOCK SHALL BE AUTHORIZED AND DECLARED BY THE CORPORATION ON A PRO RATA BASIS SO THAT THE AMOUNT OF DIVIDENDS PER SHARE OF SERIES F PREFERRED STOCK AND EACH SUCH OTHER EQUITY SECURITY SHALL IN ALL CASES BEAR TO EACH OTHER THE SAME RATIO THAT ACCRUED BUT UNPAID DIVIDENDS PER SHARE OF SERIES F PREFERRED STOCK FOR THE THEN CURRENT DIVIDEND PERIOD AND EACH PRIOR DIVIDEND PERIOD, IF ANY, AS TO WHICH DIVIDENDS HAVE BEEN DECLARED AND EACH SUCH OTHER EQUITY SECURITY (WHICH SHALL NOT INCLUDE ANY PREVIOUSLY UNDECLARED AND UNPAID DIVIDENDS FOR PRIOR PERIODS IF SUCH OTHER EQUITY SECURITY IS NOT ENTITLED TO CUMULATIVE DIVIDENDS) BEAR TO EACH OTHER. IF ANY SHARES OF SERIES F PREFERRED STOCK ARE OUTSTANDING, NONE OF THE CORPORATION'S COMMON STOCK OR OTHER EQUITY SECURITIES RANKING, AS TO DIVIDENDS OR UPON LIQUIDATION, ON PARITY WITH OR JUNIOR TO THE SERIES F PREFERRED STOCK SHALL BE REDEEMED, PURCHASED OR OTHERWISE ACQUIRED, DIRECTLY OR INDIRECTLY, FOR ANY CONSIDERATION (OR ANY MONIES BE PAID TO OR MADE AVAILABLE FOR A SINKING FUND FOR THE REDEMPTION THEREOF) BY THE CORPORATION (EXCEPT BY CONVERSION INTO OR EXCHANGE FOR THE CORPORATION'S COMMON STOCK OR OTHER EQUITY SECURITIES RANKING, AS TO DIVIDENDS AND UPON LIQUIDATION, JUNIOR TO THE SERIES F PREFERRED STOCK) UNLESS FULL DIVIDENDS ON THE SERIES F PREFERRED STOCK HAVE BEEN OR CONTEMPORANEOUSLY ARE DECLARED AND PAID OR DECLARED AND A SUM SUFFICIENT FOR THE PAYMENT THEREOF SET APART FOR THREE CONSECUTIVE DIVIDEND PERIODS, THE MOST RECENT OF WHICH IS THE THEN CURRENT DIVIDEND PERIOD OR, IF THERE HAVE BEEN FEWER THAN THREE DIVIDEND PERIODS SINCE THE DATE OF ORIGINAL ISSUANCE OF THE SHARES, FOR EACH DIVIDEND PERIOD COMMENCING ON OR AFTER SUCH ORIGINAL ISSUANCE DATE.

LIQUIDATION.

IN THE EVENT OF ANY VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION (COLLECTIVELY, A "LIQUIDATION"), HOLDERS OF RECORD OF SERIES F PREFERRED STOCK THEN OUTSTANDING SHALL BE ENTITLED TO RECEIVE OUT OF THE ASSETS OF THE CORPORATION LEGALLY AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS (AFTER PAYMENT OR PROVISION FOR PAYMENT OF ALL DEBTS AND OTHER LIABILITIES OF THE CORPORATION AND THE LIQUIDATION PREFERENCE OF ANY EQUITY SECURITIES OF THE CORPORATION RANKING, AS TO LIQUIDATION, SENIOR TO THE SERIES F PREFERRED STOCK) AN AMOUNT EQUAL TO THE LIQUIDATION PREFERENCE OF $1,000.00 PER SHARE, PLUS (I) ALL ACCRUED BUT UNPAID DIVIDENDS FOR THE THEN CURRENT DIVIDEND PERIOD (WHETHER OR NOT EARNED OR DECLARED) UNTIL THE DATE OF PAYMENT AND (II) ALL ACCRUED BUT UNPAID DIVIDENDS THAT HAVE BEEN DECLARED WITH RESPECT TO ONE OR MORE PRIOR DIVIDEND PERIODS (BUT WITHOUT ACCUMULATION OF ANY PREVIOUSLY UNDECLARED AND UNPAID DIVIDENDS FOR PRIOR DIVIDEND PERIODS), BEFORE ANY DISTRIBUTION OF ASSETS IS MADE TO HOLDERS OF THE CORPORATION'S COMMON STOCK OR ANY OTHER EQUITY SECURITIES RANKING, AS TO LIQUIDATION, JUNIOR TO THE SERIES F PREFERRED STOCK. AFTER PAYMENT OF THE FULL LIQUIDATING DISTRIBUTIONS TO WHICH THEY ARE ENTITLED, THE HOLDERS OF SERIES F PREFERRED STOCK SHALL HAVE NO RIGHT OR CLAIM TO ANY OF THE REMAINING ASSETS OF THE CORPORATION.

IF, UPON ANY LIQUIDATION OF THE CORPORATION, THE LEGALLY AVAILABLE ASSETS OF THE CORPORATION ARE INSUFFICIENT TO MAKE FULL PAYMENT TO HOLDERS OF THE SERIES F PREFERRED STOCK AND ALL EQUITY SECURITIES OF THE CORPORATION RANKING, AS TO LIQUIDATION, ON PARITY WITH THE SERIES F PREFERRED STOCK, THEN THE HOLDERS OF THE SERIES F PREFERRED STOCK AND SUCH OTHER EQUITY SECURITIES SHALL SHARE RATABLY IN ANY DISTRIBUTION OF ASSETS IN PROPORTION TO THE FULL LIQUIDATING DISTRIBUTIONS TO WHICH THEY WOULD OTHERWISE BE RESPECTIVELY ENTITLED.

THE FOLLOWING EVENTS, INDIVIDUALLY OR AS PART OF A SERIES OF TRANSACTIONS, SHALL NOT BE CONSIDERED A LIQUIDATION OF THE CORPORATION WITHIN THE MEANING OF SECTION 4: (I) A CONSOLIDATION OR MERGER OF THE CORPORATION WITH OR INTO ANOTHER ENTITY;
(II) THE MERGER OF ANOTHER ENTITY WITH OR INTO THE CORPORATION; (III) A STATUTORY SHARE EXCHANGE BY THE CORPORATION; OR (IV) A SALE, LEASE, TRANSFER OR CONVEYANCE OF ALL OR SUBSTANTIALLY ALL OF THE CORPORATION'S ASSETS.

WRITTEN NOTICE OF ANY LIQUIDATION OF THE CORPORATION, STATING THE AMOUNT OF ANY RESULTING LIQUIDATING DISTRIBUTIONS AND THE PAYMENT DATE WHEN, AND THE PLACE OR PLACES WHERE, THE AMOUNTS DISTRIBUTABLE IN SUCH CIRCUMSTANCES SHALL BE PAYABLE, SHALL BE GIVEN BY THE CORPORATION BY FIRST CLASS MAIL, POSTAGE PRE-PAID, NOT LESS THAN 30 NOR MORE THAN 60 CALENDAR DAYS IMMEDIATELY PRECEDING THE PAYMENT DATE STATED THEREIN, TO EACH HOLDER OF RECORD OF SERIES F PREFERRED STOCK AT ITS ADDRESS APPEARING IN THE STOCK RECORDS OF THE CORPORATION.

REDEMPTION.

THE SHARES OF SERIES F PREFERRED STOCK ARE NOT REDEEMABLE PRIOR TO DECEMBER 1, 2010. ON OR AFTER DECEMBER 1, 2010, THE CORPORATION, AT ITS OPTION, UPON THE GIVING OF WRITTEN NOTICE AS PROVIDED IN SECTION 5(D) AND SUBJECT TO THE RECEIPT BY THE CORPORATION OF PRIOR APPROVAL FROM THE FEDERAL RESERVE BOARD, IF THEN REGULATED UNDER THE CAPITAL GUIDELINES OR POLICIES OF THE FEDERAL RESERVE BOARD, MAY REDEEM SHARES OF THE SERIES F PREFERRED STOCK, IN WHOLE OR FROM TIME TO TIME IN PART, FOR CASH AT A REDEMPTION PRICE PER SHARE (THE "REDEMPTION PRICE") EQUAL TO THE PRICE SPECIFIED BELOW FOR THE PERIOD IN WHICH THE DATE OF REDEMPTION (THE "REDEMPTION DATE") FALLS, PLUS (I) ALL ACCRUED BUT UNPAID DIVIDENDS FOR THE THEN CURRENT DIVIDEND PERIOD (WHETHER OR NOT EARNED OR DECLARED) TO, BUT EXCLUDING, SUCH REDEMPTION DATE AND (II) ALL ACCRUED BUT UNPAID DIVIDENDS THAT HAVE BEEN DECLARED WITH RESPECT TO ONE OR MORE PRIOR DIVIDEND PERIODS (BUT WITHOUT ACCUMULATION OF ANY PREVIOUSLY UNDECLARED AND UNPAID DIVIDENDS FOR PRIOR DIVIDEND PERIODS).

              REDEMPTION DURING
    THE 12-MONTH PERIOD BEGINNING DECEMBER 1,                   PRICE
    -----------------------------------------                 ----------
                     2010                                     $1,050.00
                     2011                                     $1,045.00
                     2012                                     $1,040.00
                     2013                                     $1,035.00
                     2014                                     $1,030.00
                     2015                                     $1,025.00
                     2016                                     $1,020.00
                     2017                                     $1,015.00
                     2018                                     $1,010.00
                     2019                                     $1,005.00
                     2020 and thereafter                      $1,000.00

If any Redemption Date falls on a day that is not a Business Day, then such Redemption Date shall be the next succeeding Business Day, and no additional dividends shall accrue on the related payment as a result of such delay.

ON ANY REDEMPTION DATE, THE REDEMPTION PRICE FOR SHARES DESIGNATED FOR REDEMPTION AS PROVIDED IN SECTION 5(D) SHALL BE PAID BY THE CORPORATION IN IMMEDIATELY AVAILABLE FUNDS

AGAINST PRESENTATION AND SURRENDER OF SUCH SHARES AT A PLACE SPECIFIED FOR SUCH PURPOSE IN SUCH NOTICE, AND SUCH SHARES SHALL THEREUPON BE CANCELED; PROVIDED, HOWEVER, THAT IF SUCH REDEMPTION DATE FALLS AFTER A DIVIDEND RECORD DATE AND ON OR PRIOR TO THE RELATED DIVIDEND PAYMENT DATE, THEN THE DIVIDENDS PAYABLE ON SUCH DIVIDEND PAYMENT DATE SHALL BE PAID TO THE HOLDERS OF RECORD ON THE CLOSE OF BUSINESS ON SUCH DIVIDEND RECORD DATE NOTWITHSTANDING THE REDEMPTION THEREOF ON SUCH REDEMPTION DATE OR THE CORPORATION'S DEFAULT IN THE PAYMENT OF SUCH DIVIDENDS ON SUCH DIVIDEND PAYMENT DATE. IF FEWER THAN ALL OF THE OUTSTANDING SHARES OF SERIES F PREFERRED STOCK ARE TO BE REDEEMED IN ACCORDANCE WITH SECTION 5(A), THE SHARES TO BE REDEEMED SHALL BE SELECTED PRO RATA (AS NEARLY AS PRACTICABLE WITHOUT CREATING FRACTIONAL SHARES) OR BY LOT OR IN SUCH OTHER EQUITABLE METHOD PRESCRIBED BY THE BOARD OF DIRECTORS. IF FEWER THAN ALL OF THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY ANY CERTIFICATE THEREFOR ARE TO BE REDEEMED, THE CORPORATION SHALL ISSUE WITHOUT CHARGE TO THE HOLDER THEREOF A NEW CERTIFICATE REPRESENTING THE SHARES OF SERIES F PREFERRED STOCK NOT SO REDEEMED.

            (c) NOTICE OF REDEMPTION WILL BE MAILED BY THE CORPORATION OR ITS AGENT, POSTAGE PRE-PAID, NOT LESS THAN 30 NOR MORE THAN 60 CALENDAR DAYS IMMEDIATELY PRECEDING THE APPLICABLE REDEMPTION DATE, TO THE HOLDERS OF RECORD OF THE SHARES OF SERIES F PREFERRED STOCK TO BE REDEEMED AT THEIR RESPECTIVE ADDRESSES APPEARING IN THE STOCK RECORDS OF THE CORPORATION, AND TO THE CALCULATION AGENT AND ANY TRANSFER AGENT FOR THE SHARES. IN ADDITION TO ANY INFORMATION REQUIRED BY LAW, EACH WRITTEN NOTICE SHALL STATE: (I) THE APPLICABLE REDEMPTION DATE; (II) THE REDEMPTION PRICE; (III) THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK TO BE REDEEMED AND, IF LESS THAN ALL OF THE SHARES OF A PARTICULAR HOLDER ARE TO BE REDEEMED, THE NUMBER OF SUCH SHARES TO BE REDEEMED;
(IV) THE PLACE OR PLACES WHERE THE HOLDERS OF SERIES F PREFERRED STOCK MAY PRESENT AND SURRENDER THEIR SHARES FOR PAYMENT OF THE REDEMPTION PRICE; AND (V) THAT DIVIDENDS ON THE SHARES OF SERIES F PREFERRED STOCK TO BE REDEEMED WILL CEASE TO ACCRUE ON SUCH REDEMPTION DATE.

            (d) AT ITS ELECTION, THE CORPORATION MAY, PRIOR TO THE APPLICABLE REDEMPTION DATE, IRREVOCABLY DEPOSIT THE REDEMPTION PRICE FOR THE SHARES OF SERIES F PREFERRED STOCK DESIGNATED FOR REDEMPTION IN TRUST FOR THE HOLDERS THEREOF WITH A BANK OR TRUST COMPANY THAT IS NOT AFFILIATED WITH THE CORPORATION, IN WHICH CASE THE NOTICE OF REDEMPTION TO HOLDERS OF RECORD OF THE SERIES F PREFERRED STOCK TO BE REDEEMED SHALL: (I) STATE THE DATE OF SUCH DEPOSIT, (II) SPECIFY THE OFFICE OF SUCH BANK OR TRUST COMPANY AS THE PLACE OF PAYMENT OF THE REDEMPTION PRICE AND (III) REQUIRE SUCH HOLDERS TO PRESENT AND SURRENDER THEIR RELATED SHARES AT SUCH PLACE ON SUCH REDEMPTION DATE AGAINST PAYMENT OF THE REDEMPTION PRICE THEREFOR. ANY MONIES SO DEPOSITED WHICH REMAIN UNCLAIMED AT THE END OF TWO YEARS AFTER SUCH REDEMPTION DATE SHALL BE RETURNED BY SUCH BANK OR TRUST COMPANY TO THE CORPORATION, AND AFTER THE RETURN OF SUCH MONIES, THE HOLDERS OF THE SERIES F PREFERRED STOCK SHALL LOOK SOLELY TO THE CORPORATION FOR PAYMENT OF THE REDEMPTION PRICE WITHOUT INTEREST.

            (e) NOTICE HAVING BEEN MAILED IN ACCORDANCE WITH SECTION 5, FROM AND AFTER THE APPLICABLE REDEMPTION DATE (UNLESS THE CORPORATION DEFAULTS IN PAYMENT OF THE REDEMPTION PRICE), ALL DIVIDENDS ON THE SHARES OF SERIES F PREFERRED STOCK DESIGNATED FOR REDEMPTION SHALL CEASE TO ACCRUE AND ALL RIGHTS OF THE HOLDERS THEREOF, EXCEPT THE RIGHT TO RECEIVE THE REDEMPTION PRICE THEREFOR, SHALL TERMINATE WITH RESPECT TO SUCH SHARES, AND SUCH SHARES SHALL NOT THEREAFTER BE TRANSFERRED ON THE CORPORATION'S STOCK RECORDS (EXCEPT

WITH THE CONSENT OF THE CORPORATION) OR BE DEEMED TO BE OUTSTANDING FOR ANY PURPOSE WHATSOEVER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, UNLESS FULL DIVIDENDS ON THE SERIES F PREFERRED STOCK HAVE BEEN OR CONTEMPORANEOUSLY ARE DECLARED AND PAID OR DECLARED AND A SUM SUFFICIENT FOR PAYMENT THEREOF SET APART FOR THE THEN CURRENT DIVIDEND PERIOD, (I) NO SHARES OF SERIES F PREFERRED STOCK SHALL BE REDEEMED UNLESS ALL OUTSTANDING SHARES OF SERIES F PREFERRED STOCK ARE SIMULTANEOUSLY REDEEMED AND (II) THE CORPORATION SHALL NOT PURCHASE OR OTHERWISE ACQUIRE, DIRECTLY OR INDIRECTLY, ANY SHARES OF SERIES F PREFERRED STOCK.

ANY SHARES OF SERIES F PREFERRED STOCK THAT HAVE BEEN REDEEMED BY THE CORPORATION SHALL, AFTER SUCH REDEMPTION, HAVE THE STATUS OF AUTHORIZED BUT UNISSUED PREFERRED STOCK, WITHOUT DESIGNATION AS TO SERIES, UNTIL ONCE MORE DESIGNATED AS PART OF A PARTICULAR SERIES OF PREFERRED STOCK BY THE BOARD OF DIRECTORS.

THE SERIES F PREFERRED STOCK SHALL NOT BE ENTITLED TO THE BENEFIT OF, OR BE SUBJECT TO, ANY SINKING FUND AND SHALL NOT BE SUBJECT TO MANDATORY REDEMPTION OR REDEMPTION AT THE OPTION OF THE HOLDERS THEREOF.

VOTING RIGHTS.

HOLDERS OF THE SERIES F PREFERRED STOCK SHALL NOT HAVE ANY VOTING RIGHTS, EXCEPT AS REQUIRED BY LAW OR AS SET FORTH HEREIN.

WHENEVER FULL DIVIDENDS ON THE SERIES F PREFERRED STOCK SHALL NOT HAVE BEEN PAID
(I) IN AN AGGREGATE AMOUNT EQUAL TO OR GREATER THAN FOUR FULL QUARTERLY DIVIDENDS (WHETHER OR NOT SUCH DIVIDENDS RELATED TO CONSECUTIVE DIVIDEND PERIODS) OR (II) FOR ONE QUARTERLY DIVIDEND PERIOD FOLLOWING THE PAYMENT IN FULL OF 12 CONSECUTIVE QUARTERLY DIVIDENDS (A "PREFERRED DIVIDEND CURE") AFTER THE OCCURRENCE OF THE CIRCUMSTANCES DESCRIBED IN CLAUSE (I) ABOVE (EACH, A "PREFERRED DIVIDEND DEFAULT"), THE HOLDERS OF RECORD OF THE SERIES F PREFERRED STOCK (VOTING AS A SINGLE CLASS WITH ALL OTHER EQUITY SECURITIES OF THE CORPORATION UPON WHICH LIKE VOTING RIGHTS HAVE BEEN CONFERRED AND ARE EXERCISABLE ("PARITY VOTING PREFERRED STOCK")) SHALL BE ENTITLED TO ELECT TWO ADDITIONAL DIRECTORS (THE "PREFERRED STOCK DIRECTORS") TO THE BOARD OF DIRECTORS AT A SPECIAL MEETING CALLED BY THE HOLDERS OF RECORD OF AT LEAST 10% OF THE OUTSTANDING SHARES OF SERIES F PREFERRED STOCK (OR THE HOLDERS OF ANY OTHER PARITY VOTING PREFERRED STOCK) (UNLESS SUCH REQUEST IS RECEIVED LESS THAN 90 CALENDAR DAYS BEFORE THE DATE FIXED FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS) OR, IF THE REQUEST FOR A SPECIAL MEETING IS RECEIVED BY THE CORPORATION LESS THAN 90 CALENDAR DAYS BEFORE THE DATE FIXED FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS, AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS, AND AT EACH SUBSEQUENT ANNUAL MEETING IF A PREFERRED DIVIDEND DEFAULT THEN EXISTS. UPON ELECTION, THE PREFERRED STOCK DIRECTORS SHALL BECOME DIRECTORS OF THE CORPORATION AND THE AUTHORIZED NUMBER OF DIRECTORS OF THE CORPORATION SHALL THEREUPON AUTOMATICALLY BE INCREASED BY TWO.

ON ANY MATTER IN WHICH THE HOLDERS OF SERIES F PREFERRED STOCK ARE ENTITLED TO VOTE (AS EXPRESSLY PROVIDED HEREIN OR AS MAY BE REQUIRED BY LAW), INCLUDING ANY ACTION BY WRITTEN CONSENT, EACH SHARE OF SERIES F PREFERRED STOCK SHALL BE ENTITLED TO ONE VOTE, EXCEPT THAT WHEN ANY PARITY VOTING PREFERRED STOCK SHALL HAVE THE RIGHT TO VOTE WITH THE SERIES F PREFERRED STOCK AS A SINGLE CLASS ON ANY MATTER, THEN THE SERIES F PREFERRED STOCK AND SUCH PARITY VOTING PREFERRED STOCK SHALL BE ENTITLED TO ONE VOTE PER $1,000.00 OF LIQUIDATION PREFERENCE WITH RESPECT TO ANY SUCH MATTER, AND A PLURALITY OF THE VOTING POWER OF THE

SERIES F PREFERRED STOCK AND SUCH PARITY VOTING PREFERRED STOCK SHALL DETERMINE ANY SUCH MATTER.

UPON A PREFERRED DIVIDEND CURE FOLLOWING THE MOST RECENT PREFERRED DIVIDEND DEFAULT, THE HOLDERS OF SERIES F PREFERRED STOCK SHALL BE DIVESTED OF THE VOTING RIGHTS SET FORTH IN SECTION 6(B) AND THE TERM OF OFFICE OF THE PREFERRED STOCK DIRECTORS ELECTED PURSUANT TO SECTION 6(B) SHALL TERMINATE (SUBJECT TO REVESTING IN THE EVENT OF EACH AND EVERY PREFERRED DIVIDEND DEFAULT). A PREFERRED STOCK DIRECTOR MAY BE REMOVED AT ANY TIME WITH OR WITHOUT CAUSE BY THE VOTE OR CONSENT OF, AND SHALL NOT BE REMOVED OTHERWISE THAN BY THE VOTE OR CONSENT OF, THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF SERIES F PREFERRED STOCK AND PARITY VOTING PREFERRED STOCK THEN HAVING THE VOTING RIGHTS SET FORTH IN SECTION 6(B) VOTING AS A SINGLE CLASS. ANY VACANCY IN THE OFFICE OF A PREFERRED STOCK DIRECTOR MAY BE FILLED BY A VOTE OF THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF SERIES F PREFERRED STOCK AND PARITY VOTING PREFERRED STOCK THEN HAVING THE VOTING RIGHTS SET FORTH IN SECTION 6(B) ABOVE VOTING AS A SINGLE CLASS. EACH PREFERRED STOCK DIRECTOR SHALL BE ENTITLED TO ONE VOTE ON ANY MATTER CONSIDERED BY THE BOARD OF DIRECTORS. THE CORPORATION SHALL NOT, WITHOUT THE AFFIRMATIVE VOTE OR CONSENT OF THE HOLDERS OF RECORD OF A MAJORITY OF THE SHARES OF SERIES F PREFERRED STOCK OUTSTANDING AT THE TIME, GIVEN IN PERSON OR BY PROXY, EITHER IN WRITING OR AT A MEETING, (I) AUTHORIZE, CREATE OR ISSUE, OR INCREASE THE AUTHORIZED, CREATED OR ISSUED AMOUNT OF, ANY CLASS OR SERIES OF THE CORPORATION'S EQUITY SECURITIES RANKING, AS TO DIVIDENDS OR UPON LIQUIDATION, SENIOR TO THE SERIES F PREFERRED STOCK, OR RECLASSIFY ANY AUTHORIZED CLASS OR SERIES OF EQUITY SECURITIES OF THE CORPORATION INTO ANY SUCH EQUITY SECURITIES, OR AUTHORIZE, CREATE OR ISSUE ANY OBLIGATION OR SECURITY CONVERTIBLE INTO OR EVIDENCING THE RIGHT TO PURCHASE ANY SUCH EQUITY SECURITIES OR (II) AMEND, ALTER OR REPEAL THE PROVISIONS OF THE CORPORATION'S CERTIFICATE OF INCORPORATION ("THE CHARTER") (INCLUDING THIS CERTIFICATE OF DESIGNATION), WHETHER BY MERGER OR CONSOLIDATION (IN EITHER CASE, AN "EVENT") OR OTHERWISE, SO AS TO MATERIALLY AND ADVERSELY AFFECT ANY RIGHT, PREFERENCE, PRIVILEGE OR VOTING POWER OF THE SERIES F PREFERRED STOCK; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY SUCH AMENDMENT, ALTERATION OR REPEAL OF THE PROVISIONS OF THE CHARTER (INCLUDING THIS CERTIFICATE OF DESIGNATION), UPON THE OCCURRENCE OF AN EVENT, SO LONG AS THE SHARES OF SERIES F PREFERRED STOCK REMAIN OUTSTANDING WITH THE TERMS THEREOF UNCHANGED IN ANY MATERIAL AND ADVERSE RESPECT, TAKING INTO ACCOUNT THAT, UPON THE OCCURRENCE OF AN EVENT, THE CORPORATION MAY NOT BE THE SURVIVING ENTITY, THE OCCURRENCE OF ANY SUCH EVENT SHALL NOT BE DEEMED TO MATERIALLY AND ADVERSELY AFFECT THE RIGHTS, PREFERENCES, PRIVILEGES OR VOTING POWERS OF THE SERIES F PREFERRED STOCK; AND PROVIDED, FURTHER, THAT ANY INCREASE IN THE AMOUNT OF AUTHORIZED PREFERRED STOCK (SUBJECT TO THE CONDITIONS OF CLAUSE (I) ABOVE), OR ANY INCREASE IN THE AUTHORIZED, CREATED OR ISSUED AMOUNT OF SERIES F PREFERRED STOCK, OR THE AUTHORIZATION, CREATION OR ISSUANCE OF, OR INCREASE IN THE AUTHORIZED, CREATED OR ISSUED AMOUNT OF, ANY CLASS OR SERIES OF THE CORPORATION'S EQUITY SECURITIES RANKING, AS TO DIVIDENDS AND UPON LIQUIDATION, ON PARITY WITH OR JUNIOR TO THE SERIES F PREFERRED STOCK, SHALL NOT BE DEEMED TO MATERIALLY AND ADVERSELY AFFECT ANY RIGHT, PREFERENCE, PRIVILEGE OR VOTING POWER OF THE SERIES F PREFERRED STOCK.

THE FOREGOING VOTING PROVISIONS SHALL NOT APPLY IF, AT OR PRIOR TO THE TIME WHEN THE ACTION WITH RESPECT TO WHICH SUCH VOTE OR CONSENT WOULD OTHERWISE BE REQUIRED SHALL BE EFFECTED, ALL OUTSTANDING SHARES OF SERIES F PREFERRED STOCK SHALL HAVE BEEN REDEEMED OR CALLED FOR REDEMPTION UPON PROPER NOTICE AND FUNDS SUFFICIENT TO EFFECT SUCH REDEMPTION SHALL HAVE

BEEN IRREVOCABLY DEPOSITED IN TRUST FOR THE HOLDERS THEREOF WITH A BANK OR TRUST COMPANY THAT IS NOT AFFILIATED WITH THE CORPORATION.

CONVERSION. THE SERIES F PREFERRED STOCK IS NOT CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY OTHER PROPERTY OR SECURITIES OF THE CORPORATION OR ANY OTHER ENTITY.

EXCLUSION OF OTHER RIGHTS. THE SHARES OF SERIES F PREFERRED STOCK SHALL NOT HAVE ANY PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR OTHER DISTRIBUTIONS, QUALIFICATIONS OR TERMS OR CONDITIONS OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS CERTIFICATE OF DESIGNATION. THE SHARES OF SERIES F PREFERRED STOCK SHALL NOT HAVE THE BENEFIT OF, AND SHALL NOT BE SUBJECT TO, ANY PREEMPTIVE OR SIMILAR RIGHTS.

HEADINGS OF SUBDIVISIONS. THE HEADINGS OF THE VARIOUS SUBDIVISIONS HEREOF ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT AFFECT THE INTERPRETATION OF ANY OF THE PROVISIONS HEREOF.

SEVERABILITY OF PROVISIONS. IF ANY PREFERENCE, RIGHT, VOTING POWER, RESTRICTION, LIMITATION AS TO DIVIDENDS OR OTHER DISTRIBUTIONS, QUALIFICATION OR OTHER TERM OR CONDITION OF THE SERIES F PREFERRED STOCK IS INVALID, UNLAWFUL OR INCAPABLE OF BEING ENFORCED BY REASON OF ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR OTHER DISTRIBUTIONS, QUALIFICATIONS AND OTHER TERMS OR CONDITIONS OF THE SERIES F PREFERRED STOCK WHICH CAN BE GIVEN EFFECT WITHOUT THE INVALID, UNLAWFUL OR UNENFORCEABLE PROVISION THEREOF SHALL, NEVERTHELESS, REMAIN IN FULL FORCE AND EFFECT, AND NO PREFERENCE, RIGHT, VOTING POWER, RESTRICTION, LIMITATION AS TO DIVIDENDS OR OTHER DISTRIBUTIONS, QUALIFICATION OR OTHER TERM OR CONDITION OF THE SERIES F PREFERRED STOCK SHALL BE DEEMED DEPENDENT UPON ANY OTHER PROVISION THEREOF UNLESS SO EXPRESSED THEREIN.

RESTRICTIONS ON TRANSFER.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNTIL SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS AND UNTIL THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT, PRIOR TO
(X) THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME SPECIFIED IN RULE 144(K) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THE APPLICABLE SHARES AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE CORPORATION WAS THE OWNER OF SUCH SHARES AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ALL CERTIFICATES REPRESENTING SUCH SHARES SHALL BEAR THE FOLLOWING LEGEND AND BE SUBJECT TO THE RESTRICTIONS SPECIFIED THEREIN:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THE LATER OF (i)

TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND
(Z) THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE CORPORATION WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE CORPORATION'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, FURTHER AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD HERETO OR THERETO EXCEPT AS PERMITTED BY THE SECURITIES ACT.

            THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS

SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

                  PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN LOTS OF AT LEAST 100 SECURITIES. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A LOT OF LESS THAN 100 SECURITIES PRIOR TO THE RESALE RESTRICTION TERMINATION DATE SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DIVIDENDS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

THE SHARES SHALL INITIALLY BE REPRESENTED IN BOOK-ENTRY ONLY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY ("DTC"). NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE CORPORATION SHALL NOT CAUSE THE SHARES TO BE REMOVED FROM THE BOOK-ENTRY ONLY SYSTEM OF DTC. SO LONG AS THE SHARES ARE REPRESENTED IN BOOK-ENTRY ONLY FORM, THE RELATED GLOBAL CERTIFICATE(S) SHALL BEAR THE FOLLOWING LEGEND:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CORPORATION SHALL DELIVER, BY HARDCOPY OR ELECTRONIC TRANSMISSION, (I) TO EACH HOLDER OF RECORD OF SERIES F PREFERRED STOCK EACH REPORT ON FORM 10-K OR FORM 10-KSB AND FORM 10-Q OR FORM 10-QSB, IF ANY, PREPARED BY THE CORPORATION AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") WITHIN 10 BUSINESS DAYS AFTER THE FILING THEREOF OR (II) IF THE CORPORATION IS (A) NOT THEN SUBJECT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT (A "PRIVATE ENTITY") OR
(B) EXEMPT FROM REPORTING PURSUANT TO RULE 12G3-2(B) THEREUNDER, TO EACH HOLDER OF RECORD OF SERIES F PREFERRED STOCK AND PROSPECTIVE TRANSFEREES OF EACH SUCH HOLDER, UPON REQUEST, THE INFORMATION REQUIRED BY RULE 144A(D)(4) UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, SO LONG AS THE CORPORATION HAS ACTUAL KNOWLEDGE THAT THE NUVEEN TAX-ADVANTAGED FLOATING RATE FUND IS A BENEFICIAL OWNER OF SHARES OF SERIES F PREFERRED STOCK, AND THE CORPORATION IS
(I) A PRIVATE ENTITY THAT, ON THE DATE OF ORIGINAL ISSUANCE OF THE SHARES, IS REQUIRED TO PROVIDE AUDITED CONSOLIDATED FINANCIAL STATEMENTS TO ITS PRIMARY REGULATORY AUTHORITY, (II) A PRIVATE ENTITY THAT, ON THE DATE OF ORIGINAL ISSUANCE OF THE SHARES, IS NOT REQUIRED TO PROVIDE AUDITED CONSOLIDATED FINANCIAL STATEMENTS TO ITS PRIMARY REGULATORY AUTHORITY BUT SUBSEQUENTLY BECOMES SUBJECT TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENT REPORTING REQUIREMENTS OF THAT REGULATORY AUTHORITY OR (III) SUBJECT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT ON THE DATE OF ORIGINAL ISSUANCE OF THE SHARES OR BECOMES SO SUBJECT AFTER THE DATE HEREOF BUT SUBSEQUENTLY BECOMES A PRIVATE ENTITY, THEN, WITHIN 90 DAYS AFTER THE END OF EACH FISCAL YEAR, BEGINNING WITH THE FISCAL YEAR IN WHICH THE SHARES WERE ORIGINALLY ISSUED IF THE CORPORATION WAS THEN SUBJECT TO (X) SECTION 13 OR 15(D) OF THE EXCHANGE ACT OR (Y) AUDITED CONSOLIDATED FINANCIAL STATEMENT REPORTING REQUIREMENTS OF ITS PRIMARY REGULATORY AUTHORITY OR, OTHERWISE, THE EARLIEST FISCAL YEAR IN WHICH THE CORPORATION BECOMES SUBJECT TO (1) SECTION 13 OR 15(D) OF THE EXCHANGE ACT OR
(2) THE AUDITED CONSOLIDATED FINANCIAL STATEMENT REPORTING REQUIREMENTS OF ITS PRIMARY REGULATORY AUTHORITY, THE CORPORATION SHALL DELIVER, BY HARDCOPY OR ELECTRONIC TRANSMISSION, TO THE NUVEEN TAX-ADVANTAGED FLOATING RATE FUND, UNLESS OTHERWISE PROVIDED PURSUANT TO THE PRECEDING SENTENCE, (A) A COPY OF THE CORPORATION'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING BALANCE SHEET AND INCOME STATEMENT) COVERING THE RELATED ANNUAL PERIOD AND (B) THE REPORT OF THE INDEPENDENT ACCOUNTANTS WITH RESPECT TO SUCH FINANCIAL STATEMENTS.

IF AND SO LONG AS THE CORPORATION HAS ACTUAL KNOWLEDGE THAT THE NUVEEN TAX-ADVANTAGED FLOATING RATE FUND IS A BENEFICIAL OWNER OF SHARES OF SERIES F PREFERRED STOCK, THE CORPORATION WILL CAUSE COPIES OF ITS REPORTS ON FORM FR Y-9C AND FR Y-9CS TO BE DELIVERED TO SUCH BENEFICIAL OWNER PROMPTLY FOLLOWING THEIR FILING WITH THE APPLICABLE REGULATORY AUTHORITY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed in its name and on its behalf by its Senior Vice President and Chief Financial Officer and attested to by its Secretary on this 27th day of September, 2005.

ATTEST:                                City National Bancshares Corporation

/s/Raul Oseguera                       /s/Edward R. Wright/s/
--------------------------------       -----------------------------------------
Secretary                              Edward R. Wright
                                       Senior Vice President and Chief Financial
                                       Officer